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Exhibit 99.1

LAB INTERNATIONAL INC.

AUDIT COMMITTEE CHARTER

A.    RESPONSIBILITIES AND DUTIES

1.
The Audit Committee (the "Committee") of the board of directors (the "Board") of LAB International Inc. (the "Corporation") is responsible for performing the duties set out in this Charter to enable the Board to fulfil its oversight responsibilities in relation to:

(a)
the integrity of the Corporation's financial reporting;

(b)
the Corporation's internal and disclosure controls; and

(c)
the qualifications, independence and performance of the Corporation's independent auditor.

2.
The Committee shall perform such other duties as may be delegated to the Committee by the Board from time to time. The Committee shall only have decision-making authority when expressly granted to the Committee by the Board. The Committee shall otherwise make recommendations to the Board in accordance with this Charter and at the Board's request.

B.    MEMBERS

1.
The Committee shall consist of at least three directors as determined by the Board. Each member of the Committee shall be:

(a)
a director who is not an officer or employee of the Corporation or an affiliate of the Corporation; and

(b)
an independent director as defined in Multilateral Instrument 52-110 — Audit Committees, Nasdaq Rule 4200(a)(15) and Rule 10A-3 under the United States Securities Exchange Act of 1934, as amended.

2.
Each member of the Committee shall be financially literate and at least one member of the Committee shall be considered a financial expert.

3.
Members of the Committee shall not serve on more than three public company audit committees without the approval of the Board.

4.
The Board shall appoint the members of the Committee and the Chair of the Committee annually at the first meeting of the Board after the meeting of the shareholders at which directors are elected each year. Each successor to the Chair of the Committee shall be designated by the Board. Any member of the Committee may be removed or replaced at any time by the Board.

C.    MEETINGS

1.
The Committee shall meet at least once each quarter. Meetings are called by the Chair of the Committee. He must call a meeting when requested to do so by a member of the Committee, the independent auditor, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer. Notice of the time and place of each meeting of the Committee must be given to each member of the Committee and the independent auditor, not less than 48 hours before the time of the meeting. A quorum of the Committee shall be a majority of its members. The powers of the Committee may be exercised at a meeting at which a quorum of the Committee is present in person or by telephone or other electronic means. Each member is entitled to one vote in Committee proceedings.

2.
The Chair shall preside at all meetings of the Committee at which he or she is present and shall, with input from the Chief Financial Officer and independent auditor, develop the agenda for each committee meeting. The agenda for each meeting of the Committee shall be delivered to each member of the Committee at least 48 hours prior to any meeting of the Committee, together with such other materials as the Chair determines necessary.

3.
The Chair shall designate from time to time a person who may, but need not be, a member of the Committee, to be Secretary of Committee. Minutes shall be kept of all meetings of the Committee and shall be maintained by the Secretary of the Committee.

4.
The procedures to be followed at meetings shall be determined by the Committee unless otherwise determined by the by-laws of the Corporation, by a resolution of the Board or by this Charter.

5.
The Committee shall meet at least quarterly in separate private sessions with management and the independent auditor. After such sessions, the Committee shall also meet with only members of the Committee present.

6.
The Committee may invite any director, officer or employee of the Corporation or the Corporation's counsel or independent auditor or any other person to attend meetings of the Committee to assist in the discussion and examination of the matters under consideration by the Committee. The independent auditor shall, at the expense of the Corporation, be entitled to attend and be heard at any meeting of the Committee.

D.    REPORTS

1.
The Committee shall report the proceedings of each meeting and all recommendations made by the Committee at such meeting to the Board at the Board's next meeting.

2.
The Committee shall also review and approve the report of the Committee to be included in the Corporation's annual information form and such other reports relating to the activities of the Committee as may be required by the Corporation or the Board from time to time.

E.    RESPONSIBILITIES RELATING TO ACCOUNTING AND FINANCIAL REPORTING

1.
Generally, the Committee is responsible for:

(a)
overseeing the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation;

(b)
reviewing the Corporation's financial statements, MD&A and annual and interim earnings press releases before the Corporation publicly discloses this information; and

(c)
satisfying itself that adequate procedures are in place for the review of the Corporation's public disclosure of financial information extracted or derived from the Corporation's financial statements, other than the public disclosure referred to in (b), and periodically assessing the adequacy of those procedures.

2.
The Committee shall review with management and the independent auditor:

(a)
the appropriateness of the Corporation's accounting and financial reporting;

(b)
any changes to the Corporation's accounting and financial reporting as such changes are recommended by management or the independent auditor;

(c)
the accounting treatment of significant risks and uncertainties;

(d)
key estimates and judgements of management that may be material to the Corporation's financial reporting; and

(e)
significant auditing and financial reporting issues discussed during the fiscal period and the method of resolution.

2.
The Committee shall review with management and the independent auditor and recommend for approval by the Board:

(a)
the annual audited financial statements, together with the report of the independent auditor thereon, and the quarterly unaudited financial statements, together with the review report of the independent auditor thereon (taking into account the explanation of management of all significant variances between comparative reporting periods);

(b)
management's discussion and analysis relating to the annual audited financial statements and quarterly financial statements;

(c)
all financial information in material public disclosure documents including earnings press releases, "pro forma" or "adjusted" non-GAAP financial information in earnings press releases and financial information in prospectuses or other offering or public disclosure documents;

(d)
annual financial statements and regulatory returns for subsidiaries of the Corporation, as required by the Board.

3.
The Committee's review of any financial statement or other public disclosure document shall include a review with management of the presentation and impact of significant risks and uncertainties and as well as key estimates and judgements of management that may be material to the statements of disclosure. Before recommending any financial statements to the Board for approval, the Committee shall seek confirmation from management that such financial statements, together with the other financial information included in the Corporation's annual and interim filings, fairly present in all material respects the financial condition, results of operations and cash flows of the Corporation as of the relevant date and for the relevant periods.

4.
The Committee shall review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for applicable securities regulatory filings about any significant deficiencies and material weaknesses in the design or operation of the Corporation's internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize and report financial information, and any fraud involving management or other employees who have a significant role in the Corporation's internal controls. In addition, the Committee shall review management's recommendations for rectifying such deficiencies and weaknesses and review, as appropriate, the implementation of such recommendations.

F.     RESPONSIBILITIES RELATING TO INTERNAL CONTROLS

1.
The Committee shall:

(a)
require management to design, implement and maintain appropriate internal control procedures;

(b)
review, evaluate and approve the Corporation's internal control policies and procedures including any reports of the independent auditor thereon;

(c)
meet with management to discuss the effectiveness of the Corporation's internal control procedures; and

(d)
conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and approve (or recommend to the Board for approval) all such transactions.

2.
The Committee shall also establish procedures for:

(a)
the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(b)
the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

G.    RESPONSIBILITIES RELATING TO INDEPENDENT AUDITOR

1.
The independent auditor shall report directly to the Committee and the Board, as representatives of the shareholders. The Committee shall have the authority to communicate directly with the independent auditor (and the internal auditor, if any). The Committee shall evaluate and be responsible for the Corporation's relationship with the independent auditor, including direct responsibility for overseeing:

(a)
the work of the independent auditor engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation;

(b)
the resolution of disagreements between management and the independent auditor regarding financial reporting; and

(c)
the independence of the independent auditor.

2.
Specifically, the Committee shall:

(a)
make recommendations to the Board regarding the independent auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation;

(b)
review the terms of the independent auditor's engagement, the annual audit plan and the appropriateness and reasonableness of the proposed compensation of the independent auditor (including audit fees) and make recommendations to the Board thereon;

(c)
require the independent auditor to confirm in its engagement letter each year that it reports to the Board and the Committee, as representatives of the shareholders;

(d)
require the independent auditor to provide a formal written statement delineating all relationships between the independent auditor and the Corporation and actively engage in a dialogue with the independent auditor with respect to any disclosure of relationships or services that may impact on the objectivity or independence of the independent auditor;

(e)
satisfy itself that the audit plan is risk based and covers all relevant activities over a measurable cycle;

(f)
review the scope and results of the audit conducted by the independent auditor with the independent auditor and management, including:

(i)
the independent auditor's evaluation of the Corporation's internal accounting controls that the independent auditor tested and relied on and any recommendations related thereto;

(ii)
the degree of cooperation the independent auditor received from management and any problems experienced by the independent auditor in conducting the audit, including any restrictions imposed by management or significant accounting issues on which there was a disagreement with management;

(iii)
the existence of problems or potential problems related to accounting and/or auditing matters and any accounting errors;

    (iv)
    the independent auditor's management letter, management's response and subsequent follow-up of any identified weaknesses;

    (v)
    the appropriateness and quality of all critical accounting policies and practices used by the Corporation and the selection of new policies and practices; and

    (vi)
    any alternative treatments of financial information that have been discussed with management, the ramifications of their use and the independent auditor's preferred treatment, as well as any other material communications with management;

    and the Committee shall advise the Board of the Corporation's performance in these areas;

  (g)
  meet regularly with the independent auditor without management present and ask the independent auditor to report on any significant disagreements, unresolved issues and consultations with management as well as any other matters the independent auditor believes the Committee should be aware of to exercise its responsibilities;

  (h)
  oversee the resolution of any disagreements between the independent auditor and management related to audit findings;

  (i)
  review all material correspondence between the independent auditor and management related to audit findings; and

  (j)
  evaluate the independent auditor's audit performance, taking into account management's evaluation of such performance.

3.
The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be provided to the Corporation or its subsidiaries by the independent auditor. The Committee may delegate to one or more independent Committee members the authority to pre-approve audit and permitted non-audit services to be provided to the Corporation by the independent auditor, provided that any such pre-approvals shall be presented to the full Committee at its first scheduled meeting following such pre-approval.

4.
The Committee shall review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former independent auditors of the Corporation.

H.    RESPONSIBILITIES RELATING TO RISK MANAGEMENT

        The Committee shall review and consider the Corporation's policies and procedures with respect to risk assessment and risk management and make recommendations thereon to the Board.

I.     ACCESS TO MANAGEMENT AND OUTSIDE ADVISORS

        The Committee shall have full, free and unrestricted access to management and employees and to the independent auditor. The Committee shall have the authority to delegate to individual members or subcommittees of the Committee. The Committee has the authority to retain and compensate legal counsel, consultants and other outside advisors, with respect to any issue or to assist it in fulfilling its responsibilities without consulting or obtaining the approval of any officer of the Corporation and the Corporation shall provide appropriate funding, as determined by the Committee, for the independent auditor and for any such other advisors.

J.     ANNUAL REVIEW AND ASSESSMENT

1.
The Committee shall conduct an annual review and assessment of its performance, including a review of its compliance with this Charter, in accordance with the process developed by the Corporate Governance Committee and approved by the Board. The Committee shall conduct such review and assessment in such manner as it deems appropriate and report the results to the Corporate Governance Committee.

2.
The Committee shall also review and assess the adequacy of this Charter on an annual basis taking into account all legislative and regulatory requirements applicable to the Committee as well as any best practice guidelines recommended by stock exchanges on which the Corporation is listed and, if appropriate, shall recommend changes to the Charter to the Corporate Governance Committee.

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  Exhibit 99.1
LAB INTERNATIONAL INC. AUDIT COMMITTEE CHARTER